Exhibit B-107



                                THE COMPANIES ACT 1985

                              COMPANY LIMITED BY SHARES

                               ARTICLES OF ASSOCIATION

               Adopted by Written Resolution passed on 13 December 1996

                                          of

                               Midlands Electricity plc


                                     PRELIMINARY


          1 The regulations contained in Table A in The Companies (Tables A to F) Regulations 1985 (as amended so as to affect companies first registered on the date of the adoption of these Articles) shall, except as hereinafter provided and so far as not inconsistent with the provisions of these Articles, apply to the Company to the exclusion of all other regulations or Articles of Association. References herein to regulations are to regulations in the said Table A unless otherwise stated.


                                    SHARE CAPITAL

          2 The share capital of the Company at the date of the adoption of these Articles is 150,000,000 pounds divided into 600,000,000 Ordinary Shares of 25p each..

          3.1 Subject to Section 80 of the Act, all unissued shares shall be at the disposal of the Directors and they may allot, grant options over or otherwise dispose of them to such persons, at such times, and on such terms as they think proper.

          3.2

               (a) Pursuant to and in accordance with Section 80 of the Act, the Directors shall be generally and unconditionally authorised to exercise during the period of five years from the date of adoption of these Articles all the powers of the Company to allot relevant securities up to an aggregate nominal amount of 150,000,000 pounds; and

               (b) by such authority the Directors may make offers or agreements which would or might require the allotment of relevant securities after the expiry of such period.





          3.3 Section 89(1) of the Act shall not apply to the allotment by the Company of equity securities.

          3.4 Words and expressions defined in or for the purposes of the said Section 80 or the said Section 89 shall bear the same meanings in this Article.


                           PROCEEDINGS AT GENERAL MEETINGS

          4 In the case of a corporation a resolution in writing may be signed on its behalf by a Director or the Secretary thereof or by its duly appointed attorney or duly authorised representative. Regulation 53 shall be extended accordingly. Regulation 53 (as so extended) shall apply mutatis mutandis to resolutions in writing of any class of members of the Company.

          5 The members shall be deemed to meet together if, being in separate locations, they are nontheless linked by conference telephone or other communication equipment which allows those participating to hear and speak and speak to each other. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the Chairman of the meeting then is.

          6 An instrument appointing a proxy (and, where it is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof) must either be delivered at such place or one of such places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting (or, if no place is so specified, at the registered office) before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used or be delivered to the Secretary (or the chairman of the meeting) on the day and at the place of, but in any event before the time appointed for holding, the meeting or adjourned meeting or poll. The instrument may be in the form of a facsimile or other machine-made copy and shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates. Regulation 62 shall not apply.

          7    The last sentence of Regulation 112 shall not apply.






                                 ALTERNATE DIRECTORS

          8.1 Any 'A' Director or 'B' Director (other than an alternate Director of an 'A' Director or 'B' Director) may appoint any other Director or any other person willing to act to be an alternate Director and may remove from office an alternate Director so appointed by him. Any 'C' Director (other than an alternate of a 'C' Director) may appoint any other Director, or any other person approved by resolution of the Directors and willing to act, to be an alternate Director and may remove from office an alternate Director so appointed by him. Regulation 65 shall not apply.

          8.2 If he is himself a Director or if he is an alternate for an 'A' Director or a 'B' Director, an alternate Director shall be entitled to receive notices of meetings of the Directors and of any committee of the Directors of which his appointor is a member and shall be entitled to attend and vote as an 'A' Director (if his appointor is an 'A' Director), as a 'B' Director (if his appointor is a 'B' Director) or as a 'C' Director (if his appointor is a 'C' Director) and be counted in the quorum at any such meeting at which his appointor is not personally present (if his appointor is either an 'A' Director or a 'B' Director) and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were an 'A' Director (if his appointor is an 'A' Director), a 'B' Director (if his appointor is a 'B' Director) or a 'C' Director (if his appointor is a 'C' Director). If he shall be himself an 'A', 'B' or 'C' Director or shall attend any such meeting as an alternate for more than one 'A', 'B' or 'C' Director, his voting rights shall be cumulative. The signature of the alternate Director to any resolution in writing of the Directors shall be as effective as the signature of his appointor. If he is an alternate for a 'C' Director, and he is not himself a Director, an alternate director shall not be entitled to receive notices of meetings of the Directors or of any committee of the Directors and shall not be entitled to attend and vote at any such meeting. Regulations 66 and 69 shall not apply.

          8.3 An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.





                           DELEGATION OF DIRECTORS' POWERS

          9 In addition to the powers to delegate contained in Regulation 72, the Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees consisting of one or more Directors and (if thought fit) one or more other named person or persons to be coopted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee but so that (a) the number of members who are not Directors shall be less than one-half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless passed by a majority including at least one member of the committee who is an 'A' Director and one member of the committee who is a 'B' Director. Regulation 72 shall be modified accordingly.


                       APPOINTMENT AND RETIREMENT OF DIRECTORS

          10 The Directors shall not be subject to retirement by rotation. Regulations 73 to 75 and the second and third sentences of Regulation 79 shall not apply, and other references in the said Table A to retirement by rotation shall be disregarded.

          11 Any Director who reaches the age of 70 shall be required to vacate office.


                      DISQUALIFICATION AND REMOVAL OF DIRECTORS

          12 The office of a Director shall be vacated in any of the events specified in Regulation 81 and also if he shall in writing offer to resign and the Directors shall resolve to accept such offer or if the Director is a 'C' Director he shall be removed from office by notice in writing signed by all the 'A' Directors and the 'B' Directors from time to time (being at least two in number), but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.





                              REMUNERATION OF DIRECTORS

          13 Any Director who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine. Regulation 82 shall be extended accordingly.


                               PROCEEDINGS OF DIRECTORS

          14 The Board of Directors shall consist of 'A' Directors, 'B' Directors and 'C' Directors. 'A' Directors and 'B' Directors shall be the Directors either (i) designated as such by any member holding, or any members together holding, shares carrying not less than 90 per cent of the votes which may for the time being be cast at a general meeting or (ii) appointed pursuant to Article 21. All other Directors shall be known as 'C' Directors.

          15 Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the secretary at the request of a Director shall, call a meeting of the Directors. Unless otherwise agreed by one 'A' Director and one 'B' Director at least 14 days notice of any meeting of the Board of Directors shall be given to each of the Directors specifying the time and place of the proposed meeting and sufficient details of the business proposed to be conducted at that meeting to enable the Directors to understand the significance of any relevant resolutions. A Director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own (if his appointor is entitled to a vote). Regulation 88 shall not apply.

          16 Each Director shall be entitled to one vote on any questions arising at a meeting. All decisions of Directors shall be validly decided by a majority of votes provided that at least one 'A' Director and one 'B' Director vote in favour of such decision.

          17 The quorum for the transaction of the business of the Directors shall be one 'A' Director and one 'B' Director. Any person who holds office only as an alternate Director shall, if his appointor (being either an 'A' Director or a 'B' Director) is not present, be counted in the quorum. Regulation 89 shall not apply.

          18 On any matter in which a Director is in any way interested he may nevertheless vote and be taken into account for the purposes of a quorum provided that he has disclosed any interest he may have in accordance with Section 317 of the Act and (save as otherwise agreed) may retain for his own absolute use and benefit all profits and advantages directly





               or indirectly accruing to him thereunder or in consequence thereof. Regulations 94 to 98 shall not apply.


                                       NOTICES

          19 A member whose registered address is not within the United Kingdom shall be entitled to have notices sent to him as if he were a member with a registered address within the United Kingdom and the last sentence of Regulation 112 shall not apply.


                                      INDEMNITY

          20.1 Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

          20.2 Without prejudice to paragraph 20.1 of this Article the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of any Relevant Company (as defined in paragraph 20.3 of this Article) or who are or were at any time trustees of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees share scheme.

          20.3 For the purpose of paragraph 20.2 of this Article Relevant Company shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the





               predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.


                                OVERRIDING PROVISIONS

          21 Any member holding, or any members together holding, shares carrying not less than 90 per cent of the votes which may for the time being be cast at a general meeting of the Company may at any time and from time to time:

               (a) appoint any person to be a Director (whether to fill a vacancy or as an additional Director);

               (b) remove from office any Director howsoever appointed but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

               Any such appointment, removal, consent or notice shall be in writing served on the Company and signed by the member or members. Any Director appointed pursuant to this article shall be designated by such member as an 'A' Director, a 'B' Director or a 'C' Director.

               To the extent of any inconsistency this Article shall have overriding effects as against all other provisions of these Articles.